SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  May 15, 2003


                           United Retail Group, Inc.
 ---------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




Delaware                     00019774                   51-0303670
(State or other             (Commission                 (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)

365 West Passaic Street, Rochelle Park, NJ                                07662
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number including area code:  (201) 845-0880


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

The Board of Directors of United Retail Group, Inc (the "Company") has suspended the Company's previously announced share repurchase program. The share repurchase program was put on hold as part of the conservative financial approach that the Company is currently taking.

In 1999, the Board of Directors authorized the repurchase of up to 1,600,000 shares of common stock. The Company repurchased 637,584 shares between 1999 and 2002. Although the Company is suspending its share repurchase program it will purchase shares with Supplemental Retirement Savings Plan ("SRSP") trust funds to satisfy obligations under the Company's SRSP with respect to employees who request investment of a portion of their retirement account in Company stock, as permitted by an amendment to the SRSP filed several months ago.

Separately, Raphael Benaroya, the Company's Chairman of the Board, President and Chief Executive Officer, disclosed in a recent amendment to his Schedule 13D his intention to seek to acquire additional shares of the Company's stock for investment purposes either through his accounts in the SRSP or the Company's Retirement Savings Plan or directly. The Company has also been advised that in addition to Mr. Benaroya certain other members of senior management and the Board may consider acquiring shares of the Company's stock.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNITED RETAIL GROUP, INC.

                                        By: /s/ George R. Remeta
                                            _______________________
                                            Name: George R. Remeta
                                            Title: Vice Chairman and
                                                   Chief Administrative Officer

Date:  May 19, 2003